Exhibit 31.1

CERTIFICATIONS

I, Todd Cravens, certify that;

1.
I have reviewed this annual report on Form 10-K for the year ended December 31, 2022 of Galaxy Gaming, Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 30, 2023

/s/ Todd P. Cravens
By: Todd P. Cravens
Title: Chief Executive Officer